Exhibit 10.2

SECOND AMENDMENT TO
CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of August 27, 2013, by and among WALKER & DUNLOP, INC., a Maryland corporation (“Borrower”); WALKER & DUNLOP MULTIFAMILY, INC., a Delaware corporation, WALKER & DUNLOP, LLC, a Delaware limited liability company, and WALKER & DUNLOP  CAPITAL, BANK OF AMERICA, N.A., as administrative agent and collateral agent (the “Administrative Agent”), and the lenders party hereto (the “Lenders”).

R E C I T A L S

The Borrower, the Guarantor, the Administrative Agent, and the Lenders are parties to, among other documents, instruments, and agreements, that certain Credit Agreement dated as of September 4, 2012 by and among Bank and Obligors (as amended by that certain Modification Agreement dated February 1, 2013 and as may be further amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used in this Amendment without definition have the meanings specified therefor in the Credit Agreement.

WHEREAS, Section 7.03(b)(iii) of the Credit Agreement prohibits the Borrower from making or agreeing to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, prepayment, redemption, retirement, defeasance, acquisition, cancellation or termination of any Indebtedness except stock buy-backs by the Borrower upon vesting events of up to $2,000,000 in the aggregate in any twelve (12) month period (without duplication of any such stock buy-back pursuant to Section 7.06(a) therein); and

WHEREAS, Section 7.06(a)(ii) of the Credit Agreement prohibits the Borrower from making any Restricted Distribution except that the Borrower may make Restricted Distributions for the purpose of funding stock buy backs upon vesting events, so long as such Restricted Distributions do not in the aggregate exceed $2,000,000 during any twelve (12) month period; and

WHEREAS, on June 4, 2013, June 27, 2013 and August 1, 2013, the Administrative Agent, Collateral Agent and Lender previously consented to certain stock buy-backs in amounts in excess of the amount currently permitted by Section 7.03(b)(iii) and Section 7.06(a)(ii) of the Credit Agreement; and

WHEREAS, the Borrower has requested, and the Administrative Agent and Lenders have agreed, to amend the Credit Agreement to increase the maximum amount of stock buy-backs that the Borrower is permitted to make under Section 7.03(b)(iii) and Section 7.06(a)(ii) of the Credit Agreement; and

WHEREAS, the Borrower, the Guarantor, the Administrative Agent and the Lenders desire to amend the Credit Agreement on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

 1

1.	Amendments to Credit Agreement. Effective on the Effective Date (as hereafter defined), the Credit Agreement is hereby amended and modified as follows:

(a)

In Section 7.03, entitled “Indebtedness”, by striking the reference to “$2,000,000” in the existing text as presently appearing in subsection (b)(iii) therein and by substituting in place thereof the figure “$4,000,000”.

(b)

In Section 7.06, entitled “Restricted Payments; Restricted Distributions”, by striking the reference to “$2,000,000” in the existing text as presently appearing in subsection (a)(ii) therein and by substituting in place thereof the figure “$4,000,000”.

2.	Acknowledgments by Borrower. The Borrower acknowledges, confirms and agrees that:

(a)

This Amendment is a Loan Document.  From and after the Effective Date, all references to the Credit Agreement in any Loan Document shall be to the Credit Agreement as amended by this Amendment and as it from time to time hereafter may be amended, supplemented, restated, or otherwise modified.

(b)

Except as provided herein, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect, and the Borrower hereby (x) ratifies, confirms and reaffirms all and singular of the terms and conditions of the Credit Agreement and the other Loan Documents, and (y) represents and warrants that:

(i)	After giving effect to this Amendment, no Default or Event of Default exists as of the date the Borrower executes this Amendment, nor will a Default or Event of Default exist as of the Effective Date.

(ii)

The representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof, and will be true and correct as of the Effective Date, except as to (A) matters which speak to a specific date, and (B) changes in the ordinary course to the extent permitted and contemplated by the Credit Agreement.

(iii)

The Borrower has the power and authority and legal right to execute, deliver and perform this Amendment, has taken all necessary action to authorize the execution, delivery, and performance of this Amendment, and the person executing and delivering this Amendment on behalf of the Borrower is and will be duly authorized to do so.

(iv)

This Amendment has been duly executed and delivered by the Borrower, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(c)

The Borrower shall promptly pay upon receipt of an invoice or statement therefor the reasonable attorneys’ fees and expenses and disbursements incurred by the Administrative Agent and the Lenders in connection with this Amendment and any prior matters involving the Loan.

(d)	The Borrower does not have any offsets, defenses, claims, counterclaims or causes of action of any kind or nature against the Administrative Agent or any Lender with respect to any of its

- 2

liabilities and obligations to the Administrative Agent or any Lender, and, in any event, the Borrower specifically waives, releases, and forever relinquishes all claims, demands, obligations, liabilities, and causes of action of whatever kind or nature, whether known or unknown, which it has or may have, from the beginning of the world to both the date hereof and the Effective Date, against the Administrative Agent, or any Lender or their respective current or former Affiliates, officers, directors, employees, agents, attorneys, independent contractors, and predecessors, together with their successors and assigns, directly or indirectly arising out of or based upon any matter related to the Loan, the Obligations, the Credit Agreement, any other Loan Documents, or the administration thereof.

3.	Acknowledgements and Agreements of the Guarantor.

(a)

The Guarantor hereby ratifies and confirms all of the terms and conditions of the Guarantee and Collateral Agreement and the Credit Agreement, and represents and warrants that (i) the representations and warranties made or deemed made by the Guarantor in the Loan Documents are true and correct in all material respects as of the date hereof, except as to matters which speak to a specific date and for changes in the ordinary course to the extent permitted and contemplated by the Loan Documents, and (ii) after giving effect to this Amendment, no event has occurred or failed to occur, which occurrence or which failure to occur constitutes, or solely with the passage of time or the giving of notice (or both) would constitute, a Default or an Event of Default.

(b)

Without limiting the foregoing, the Guarantor (i) reaffirms, and confirms its guaranty of all of the Obligations (as defined and otherwise described in the Guarantee and Collateral Agreement) as of the date hereof and as previously, and as hereafter from time to time may be, increased, reduced, modified, extended, renewed, amended, supplemented or restated, and notwithstanding the release of any collateral therefor or of any other Person liable for any or all of the Obligations, whether or not the Guarantor executes a confirmation of the applicable Loan Documents in connection therewith, and (ii) agrees that neither the execution of this Amendment, nor the performance or consummation of any of the transactions contemplated hereby, shall in any way limit, restrict, qualify, or extinguish the Guarantor’s liability under the terms of the applicable Loan Documents.

(c)

The Guarantor acknowledges, confirms and agrees that it does not have any offsets, defenses, claims, counterclaims or causes of action of any kind or nature against the Administrative Agent or any Lender with respect to any of its liabilities and obligations to the Administrative Agent or any Lender, and, in any event, the Guarantor specifically waives, releases, and forever relinquishes all claims, demands, obligations, liabilities, and causes of action of whatever kind or nature, whether known or unknown, which it has or may have, from the beginning of the world to both the date hereof and the Effective Date, against the Administrative Agent, or any Lender or their respective current or former affiliates, officers, directors, employees, agents, attorneys, independent contractors, and predecessors, together with their successors and assigns, directly or indirectly arising out of or based upon any matter related to the Loan, the Obligations, the Credit Agreement, the Guarantee and Collateral Agreement, any other Loan Documents, or the administration thereof.

(d)

The Guarantor hereby represents and warrants that the Guarantor has the power and authority and legal right to execute, deliver and perform this Amendment, and has taken all necessary action to authorize the execution, delivery, and performance of this Amendment, that the person executing and delivering this Amendment on behalf of the Guarantor is duly authorized to do so, and that this Amendment has been duly executed and delivered by the Guarantor.

- 3

4.

Conditions Precedent.  This Amendment shall be effective upon the satisfaction by the Borrower of, or written waiver by the Administrative Agent and the Lenders of, the following conditions, and any other conditions set forth in this Amendment, by no later than 4:00 p.m. (Boston time) on the date of this Amendment, as such time and date may be extended in writing by the Administrative Agent and the Lenders, in their sole discretion (with the date, if at all, by which such conditions have been satisfied or waived being referred to herein as, the “Effective Date”), failing which this Amendment and all related documents shall be null and void at the option of the Administrative Agent and the Lenders:

(a)	Delivery by the Borrower to the Administrative Agent and each Lender of the following:

(i)	This Amendment, duly executed by the Borrower, the Guarantor, the Administrative Agent and Lender.

(ii)	Such other documents as the Administrative Agent or any Lender reasonably may require, duly executed and delivered.

(b)

No Default or Event of Default shall have occurred and be continuing, or will be caused by or result from the Borrower’s execution and delivery of this Amendment and the documents, instruments, and agreements related hereto, or the performance by the Borrower of its obligations thereunder.

(c)

The representations and warranties of the Borrower and the Guarantor contained in this Amendment or in any document, instrument, or agreement delivered or to be delivered in connection with this Amendment (i) shall have been true and correct in all material respects on the date that such representations and warranties were made (except for those which expressly relate to an earlier date, which shall be true and correct as of such earlier date) and (ii) shall be true and correct in all material respects on the Effective Date as if made on and as of such date (except for those which expressly relate to an earlier date, which shall be true and correct as of such earlier date).

(d)

In addition to all other expense payment and reimbursement obligations of the Borrower under the Credit Agreement and other Loan Documents, the Borrower will, promptly following the receipt of an appropriate invoice therefor, pay or reimburse the Administrative Agent and each Lender for all of their respective reasonable out of pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and disbursements) incurred  in connection with the preparation of this Amendment and any other documents in connection herewith and the matters addressed in and contemplated by, this Amendment.

5.	Miscellaneous.

(a)	This Amendment shall be governed in accordance with the internal laws of the Commonwealth of Massachusetts (without regard to conflict of laws principles) as an instrument under seal.

(b)

This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.  Signatures transmitted electronically (including by fax or e-mail) shall have the same legal effect as originals, but each party nevertheless shall deliver originally signed counterparts of this Amendment to each other party, upon request.

- 4

(c)

This Amendment constitutes the complete agreement among the Borrower, the Guarantor, the Administrative Agent, and the Lenders with respect to the subject matter of this Amendment and supersedes all prior agreements and understanding relating to the subject matter of this Amendment, and may not be modified, altered, or amended except in accordance with the Credit Agreement.

(d)	Time is of the essence with respect to all aspects of this Amendment.

[Remainder of page intentionally left blank]

- 5

Executed as a sealed instrument as of the date first above written.

BORROWER:

WALKER & DUNLOP, INC.

By	/s/Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President,
Chief Financial Officer & Treasurer

GUARANTOR:

WALKER & DUNLOP MULTIFAMILY, INC.

By	/s/Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President,
Chief Financial Officer & Treasurer

WALKER & DUNLOP, LLC

By	/s/Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President,
Chief Financial Officer & Treasurer

WALKER & DUNLOP CAPITAL, LLC

By	/s/Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President,
Chief Financial Officer & Treasurer

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, and Lender

By	/s/ David H. Craig
Name:	David H. Craig
Title:	Senior Vice President

            [Signature page to Second Amendment to Credit Agreement – Walker & Dunlop, Inc. Term Loan]